Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE November 8, 2010
For more information, contact:

Wendy C. Waugaman, Chief Executive Officer
(515) 457-1824, wcwaugaman@american-equity.com

John M. Matovina, Chief Financial Officer
(515) 457-1813, jmatovina@american-equity.com

Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com

Debra J. Richardson, Chief Administrative Officer
(515) 273-3551, drichardson@american-equity.com

American Equity Reports Third Quarter 2010 Operating Earnings of
$27.6 Million or $0.45 Per Diluted Common Share

WEST DES MOINES, Iowa (November 8, 2010) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of index and fixed rate annuities, reported 2010 third quarter operating income1 of $27.6 million, or $0.45 per diluted common share, a 2% decrease compared to 2009 third quarter operating income of $28.2 million, or $0.47 per common diluted share.   Highlights for the third quarter of 2010 and the first nine months of 2010 include:

▪	American Equity’s annuity sales (before coinsurance) increased 12% to $3.1 billion for the first nine months of 2010 compared to $2.8 billion for the same period in 2009.

▪	Invested assets at September 30, 2010 increased 15% to $18.5 billion compared to $16.1 billion at September 30, 2009.

▪	Investment spread on annuity liabilities was 3.09% for the third quarter of 2010 compared to 3.13% for the same period in 2009.

▪	Book value per share including accumulated other comprehensive income of increased to $18.03 compared to $13.08 at December 31, 2009.

Net income for the third quarter of 2010 was $20.5 million, compared to a net loss of $3.0 million for the same period in 2009.

AMERICAN EQUITY ANNUITY SALES AT ALL TIME HIGHS

____________________________
1 In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  See accompanying tables for the reconciliation of net income (loss) to operating income and a description of reconciling items.   See the Company’s Quarterly Report on Form 10-Q for a more complete discussion of the reconciling items and their impact on net income (loss) for the periods presented.

Sales of new annuities reached record levels during the third quarter of 2010 with average monthly sales volumes exceeding $400 million per month.  The increase in the pace of sales reflects continued high demand for safe money products as a result of market volatility as well as the relatively lower rates available on competing products such as bank certificates of deposit.  In addition, rate reductions by competitors helped drive a higher volume of sales to American Equity.  Finally, the demise of Securities and Exchange Commission Rule 151A has lifted an impediment to sales caused by the uncertainty surrounding the impact of that Rule on the index annuity market.  Commented David J. Noble, Founder and Executive Chairman of American Equity: “Our commitment to quality products, excellent service and long term relationships with producers and policyholders is the key to our success in sales.  Our commitment to quality assets and disciplined spread management is the key to our success in earnings.  American Equity has never been in a better position to capitalize on these strengths.”

In light of the continued growth in sales, management of American Equity is focused on maintaining its regulatory capital at a level which would exceed that required to maintain its “A-“ (Excellent) rating from A.M. Best Company.   At September 30, 2010, American Equity’s risked based capital ratio (RBC) is approximately 363%, and thus remains well above the company’s target.

INVESTMENT SPREAD REMAINS STABLE DESPITE LOW INTEREST RATES

American Equity achieved an aggregate investment spread (defined as the yield on invested assets over the cost of money on annuity liabilities) of 3.09% for the third quarter of 2010 compared to 3.13% for the same period last year.  This decline was primarily due to a heightened level of short-term and temporary cash investments which averaged $884 million during the third quarter of 2010.  Due to the low interest rate environment, calls for redemption of bonds held by the company remained high in the third quarter of 2010, with $1.8 billion in securities called, sold or prepaid with an average yield of 6.06%.  Purchases of new securities during the third quarter of 2010 included fixed maturity securities aggregating $2.3 billion at an average yield of 5.39%.  During this period the company also funded $66 million of new commercial mortgage loans at an average yield of 6.42%. The average yield on invested assets for the third quarter of 2010 was 5.98% compared to 6.38% for the same period last year, reflecting the low levels of market rates currently available as well as a general tightening of credit spreads.  The impact of short-term and temporary cash investments on the average yield was a reduction of approximately 0.27% based on the average rates for new investments made during the quarter.

The cost of money on annuity liabilities declined to 2.89% for the third quarter of 2010 compared to 3.25% for the same period in 2009.  This decline is primarily due to lower costs on options purchased to fund index credits on index annuities as well as gains received on options in excess of crediting liabilities.  The impact of gains on such over hedging was approximately 0.11%.  Adjusted for the impact on yield from short-term and temporary cash investments and the impact on the cost of money from over hedging, the aggregate investment spread for the third quarter of 2010 would have been approximately 3.25%.  Investment yield and aggregate investment spread for the third quarter of 2010 also included 0.06% from incremented prepayment income.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission.   Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss third quarter 2010 earnings on Tuesday, November 9, 2010, at 10 a.m. CST.   The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 866-202-4683, passcode 87096638 (international callers, please dial 617-213-8846).   An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through November 30, 2010 by calling 888-286-8010, passcode 36295664 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities.  The company’s headquarters are located at 6000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is:  P.O. Box 71216, Des Moines, Iowa 50325.

###

American Equity Investment Life Holding Company

Net Income (Loss)/Operating Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,181	$3,166	$9,111	$9,519
Annuity product charges	18,538	15,835	52,673	47,501
Net investment income	260,475	241,471	758,230	688,928
Change in fair value of derivatives	93,980	121,507	(32,742)	108,178
Net realized gains on investments, excluding other than
temporary impairment ("OTTI") losses	11,298	5,510	22,264	10,587
OTTI losses on investments:
Total OTTI losses	(2,160)	(94,216)	(16,347)	(171,668)
Portion of OTTI losses recognized in other comprehensive income	(1,830)	49,641	8,316	108,012
Net OTTI losses recognized in operations	(3,990)	(44,575)	(8,031)	(63,656)
Gain (loss) on extinguishment of debt	-	-	(292)	3,098
Total revenues	383,482	342,914	801,213	804,155

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,128	2,737	6,629	6,910
Interest sensitive and index product benefits	159,155	75,288	584,842	207,028
Amortization of deferred sales inducements	5,184	(8,081)	21,516	17,814
Change in fair value of embedded derivatives	114,823	259,737	(11,513)	414,636
Interest expense on notes payable	4,940	3,370	14,264	11,288
Interest expense on subordinated debentures	3,805	3,841	11,206	12,078
Interest expense on amounts due under repurchase agreements	-	100	-	344
Amortization of deferred policy acquisition costs	45,795	(2,972)	73,980	44,938
Other operating costs and expenses	16,213	13,961	48,900	45,305
Total benefits and expenses	352,043	347,981	749,824	760,341

Income (loss) before income taxes	31,439	(5,067)	51,389	43,814
Income tax expense (benefit)	10,925	(2,089)	17,494	11,305
Net income (loss)	20,514	(2,978)	33,895	32,509
Net realized gains and net OTTI losses on investments, net of offsets	(1,950)	11,491	(4,308)	10,954
Convertible debt retirement, net of income taxes	-	-	171	(1,520)
Net effect of derivative and other index annuity, net of offsets	8,998	19,640	52,795	31,121

Operating income (a)	$27,562	$28,153	$82,553	$73,064

Earnings (loss) per common share	$0.35	$(0.05)	$0.58	$0.59
Earnings (loss) per common share - assuming dilution	$0.33	$(0.05)	$0.56	$0.57
Operating income per common share (a)	$0.47	$0.49	$1.41	$1.32
Operating income per common share - assuming dilution (a)	$0.45	$0.47	$1.34	$1.27

Weighted average common shares outstanding (in thousands):
Earnings per common share	58,564	58,030	58,422	55,462
Earnings per common share - assuming dilution	62,498	60,833	62,246	58,231

American Equity Investment Life Holding Company

Operating Income
Three months ended September 30, 2010 (Unaudited)

		Adjustments
		Realized Gains	Derivative
		and Convertible	and Other	Operating
	As Reported	Debt	Index Annuity	Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,181	$-	$-	$3,181
Annuity product charges	18,538	-	-	18,538
Net investment income	260,475	-	-	260,475
Change in fair value of derivatives	93,980	-	(76,885)	17,095
Net realized gains on investments, excluding other than			-	-
temporary impairment ("OTTI") losses	11,298	(11,298)	-	-
Net OTTI losses recognized in operations	(3,990)	3,990	-	-
Total revenues	383,482	(7,308)	(76,885)	299,289

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,128	-	-	2,128
Interest sensitive and index product benefits	159,155	-	(3,488)	155,667
Amortization of deferred sales inducements	5,184	(1,991)	21,749	24,942
Change in fair value of embedded derivatives	114,823	-	(113,340)	1,483
Interest expense on notes payable	4,940	-	-	4,940
Interest expense on subordinated debentures	3,805	-	-	3,805
Amortization of deferred policy acquisition costs	45,795	(2,295)	4,254	47,754
Other operating costs and expenses	16,213	-	-	16,213
Total benefits and expenses	352,043	(4,286)	(90,825)	256,932

Income before income taxes	31,439	(3,022)	13,940	42,357
Income tax expense	10,925	(1,072)	4,942	14,795

Net income	$20,514	$(1,950)	$8,998	$27,562

Earnings per common share	$0.35			$0.47
Earnings per common share - assuming dilution	$0.33			$0.45

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax valuation allowance, gain (loss) on extinguishment of convertible debt, fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement

September 30, 2010

A.	Financial Highlights

	Condensed Consolidated Balance Sheets	1
	Consolidated Statements of Operations	2
	Operating Income
	Nine Months Ended September 30, 2010	3
	Three Months Ended September 30, 2010	4
	Quarterly Summary – Most Recent 5 quarters	5
	Capitalization/ Book Value per Share	6

B.	Product Summary

	Annuity Deposits by Product Type	7
	Surrender Charge Protection and Account Values by Product Type	7
	Annuity Liability Characteristics	8
	Spread Results	10

C.	Investment Summary

	Summary of Invested Assets	10
	Credit Quality of Fixed Maturity Securities	11
	Watch List Securities	11
	Summary of Residential Mortgage Backed Securities	12
	Mortgage Loans by Region and Property Type	13

D.	Shareholder Information	14

E.	Research Analyst Coverage	15

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$14,648,448	$10,704,131
Held for investment, at amortized cost	289,953	1,635,083
Equity securities, available for sale, at fair value	82,172	93,086
Mortgage loans on real estate	2,528,459	2,449,778
Derivative instruments	283,920	479,272
Short term investments	599,961	–
Other investments	19,810	12,760
Total investments	18,452,723	15,374,110

Cash and cash equivalents	664,519	528,002
Coinsurance deposits	2,566,228	2,237,740
Accrued investment income	148,512	113,658
Deferred policy acquisition costs	1,522,972	1,625,785
Deferred sales inducements	1,042,276	1,011,449
Deferred income taxes	61,420	85,661
Income taxes recoverable	7,760	103,684
Other assets	102,015	231,915
Total assets	$24,568,425	$21,312,004

Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$22,125,981	$19,336,221
Other policy funds and contract claims	183,948	119,403
Notes payable	327,740	316,468
Subordinated debentures	268,397	268,347
Other liabilities	615,970	516,942
Total liabilities	23,522,036	20,557,381

Stockholders’ equity:
Common stock	56,693	56,203
Additional paid-in capital	446,895	422,225
Unallocated common stock held by ESOP	(5,195)	(5,679)
Accumulated other comprehensive income (loss)	201,771	(30,456)
Retained earnings	346,225	312,330
Total stockholders’ equity	1,046,389	754,623
Total liabilities and stockholders’ equity	$24,568,425	$21,312,004

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Traditional life and accident and health insurance premiums	$3,181	$3,166	$9,111	$9,519
Annuity product charges	18,538	15,835	52,673	47,501
Net investment income	260,475	241,471	758,230	688,928
Change in fair value of derivatives	93,980	121,507	(32,742)	108,178
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	11,298	5,510	22,264	10,587
OTTI losses on investments:
Total OTTI losses	(2,160)	(94,216)	(16,347)	(171,668)
Portion of OTTI losses recognized in other comprehensive income	(1,830)	49,641	8,316	108,012
Net OTTI losses recognized in operations	(3,990)	(44,575)	(8,031)	(63,656)
Gain (loss) on extinguishment of debt	–	–	(292)	3,098
Total revenues	383,482	342,914	801,213	804,155

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,128	2,737	6,629	6,910
Interest sensitive and index product benefits	159,155	75,288	584,842	207,028
Amortization of deferred sales inducements	5,184	(8,081)	21,516	17,814
Change in fair value of embedded derivatives	114,823	259,737	(11,513)	414,636
Interest expense on notes payable	4,940	3,370	14,264	11,288
Interest expense on subordinated debentures	3,805	3,841	11,206	12,078
Interest expense on amounts due under repurchase agreements	–	100	–	344
Amortization of deferred policy acquisition costs	45,795	(2,972)	73,980	44,938
Other operating costs and expenses	16,213	13,961	48,900	45,305
Total benefits and expenses	352,043	347,981	749,824	760,341

Income (loss) before income taxes	31,439	(5,067)	51,389	43,814
Income tax expense (benefit)	10,925	(2,089)	17,494	11,305
Net income (loss)	$20,514	$(2,978)	$33,895	$32,509

Earnings (loss) per common share	$0.35	$(0.05)	$0.58	$0.59
Earnings (loss) per common share - assuming dilution (a)	$0.33	$(0.05)	$0.56	$0.57
Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	58,564	58,030	58,422	55,462
Earnings (loss) per common share - assuming dilution	62,498	60,833	62,246	58,231

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $258 for the three months ended September 30, 2010, $259 for the three months ended September 30, 2009, $776 for the nine months ended September 30, 2010 and $777 for the nine months ended September 30, 2009.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Operating Income
Nine months ended September 30, 2010 (Unaudited)

		Adjustments
	As Reported	Realized Gains and Convertible Debt	Derivatives and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$9,111	$–	$–	$9,111
Annuity product charges	52,673	–	–	52,673
Net investment income	758,230	–	–	758,230
Change in fair value of derivatives	(32,742)	–	207,914	175,172
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	22,264	(22,264)	–	–
Net OTTI losses recognized in operations	(8,031)	8,031	–	–
Gain (loss) on extinguishment of debt	(292)	292	–	–
Total revenues	801,213	(13,941)	207,914	995,186

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	6,629	–	–	6,629
Interest sensitive and index product benefits	584,842	–	(9,560)	575,282
Amortization of deferred sales inducements	21,516	(3,459)	54,162	72,219
Change in fair value of embedded derivatives	(11,513)	–	12,996	1,483
Interest expense on notes payable	14,264	–	–	14,264
Interest expense on subordinated debentures	11,206	–	–	11,206
Amortization of deferred policy acquisition costs	73,980	(4,100)	68,466	138,346
Other operating costs and expenses	48,900	–	–	48,900
Total benefits and expenses	749,824	(7,559)	126,064	868,329

Income before income taxes	51,389	(6,382)	81,850	126,857
Income tax expense	17,494	(2,245)	29,055	44,304
Net income	$33,895	$(4,137)	$52,795	$82,553

Earnings per common share	$0.58			$1.41
Earnings per common share – assuming dilution	$0.56			$1.34

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations, gain (loss) on extinguishment of debt and fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration	$364,274	$–	$364,274
Cost of money for fixed index annuities	(188,728)	–	(188,728)
Change in the difference between fair value and remaining option cost at beginning and end of period	(208,288)	207,914	(374)
	$(32,742)	$207,914	$175,172

Index credits included in interest credited to account balances	$381,425		$381,425

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Operating Income
Three months ended September 30, 2010 (Unaudited)

		Adjustments
	As Reported	Realized Gains and Convertible Debt	Derivatives and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,181	$–	$–	$3,181
Annuity product charges	18,538	–	–	18,538
Net investment income	260,475	–	–	260,475
Change in fair value of derivatives	93,980	–	(76,885)	17,095
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	11,298	(11,298)	–	–
Net OTTI losses recognized in operations	(3,990)	3,990	–	–
Total revenues	383,482	(7,308)	(76,885)	299,289

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,128	–	–	2,128
Interest sensitive and index product benefits	159,155	–	(3,488)	155,667
Amortization of deferred sales inducements	5,184	(1,991)	21,749	24,942
Change in fair value of embedded derivatives	114,823	–	(113,340)	1,483
Interest expense on notes payable	4,940	–	–	4,940
Interest expense on subordinated debentures	3,805	–	–	3,805
Amortization of deferred policy acquisition costs	45,795	(2,295)	4,254	47,754
Other operating costs and expenses	16,213	–	–	16,213
Total benefits and expenses	352,043	(4,286)	(90,825)	256,932

Income before income taxes	31,439	(3,022)	13,940	42,357
Income tax expense	10,925	(1,072)	4,942	14,795
Net income	$20,514	$(1,950)	$8,998	$27,562

Earnings per common share	$0.35			$0.47
Earnings per common share – assuming dilution	$0.33			$0.45

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration	$84,014	$–	$84,014
Cost of money for fixed index annuities	(67,793)	–	(67,793)
Change in the difference between fair value and remaining option cost at beginning and end of period	77,759	(76,885)	874
	$93,980	$(76,885)	$17,095

Index credits included in interest credited to account balances	$85,893		$85,893

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Operating Income/Net Income
Quarterly Summary – Most Recent 5 Quarters (Unaudited)

	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,181	$2,643	$3,287	$3,135	$3,166
Annuity product charges	18,538	18,617	15,518	15,857	15,835
Net investment income	260,475	254,845	242,910	243,244	241,471
Change in fair value of derivatives	17,095	91,306	66,771	6,597	(56,805)
Total revenues	299,289	367,411	328,486	268,833	203,667

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,128	2,169	2,332	1,979	2,737
Interest sensitive and index product benefits	155,667	224,331	195,284	140,704	74,697
Amortization of deferred sales inducements	24,942	24,503	22,774	20,772	20,209
Change in fair value of embedded derivatives	1,483	–	–	–	–
Interest expense on notes payable	4,940	4,673	4,651	3,565	3,370
Interest expense on subordinated debentures	3,805	3,716	3,685	3,741	3,841
Interest expense on amounts due under repurchase agreements	–	–	–	190	100
Amortization of deferred policy acquisition costs	47,754	46,417	44,175	41,732	41,472
Other operating costs and expenses	16,213	16,702	15,985	11,950	13,961
Total benefits and expenses	256,932	322,511	288,886	224,633	160,387

Operating income before income taxes	42,357	44,900	39,600	44,200	43,280
Income tax expense	14,795	15,692	13,817	15,486	15,127

Operating income (a)	27,562	29,208	25,783	28,714	28,153
Net realized gains and net OTTI losses on investments, net of offsets	1,950	(11)	2,369	12,293	(11,491)
Convertible debt retirement, net of income taxes	–	(171)	–	(2,207)	–
Net effect of derivatives and other index annuity, net of offsets	(8,998)	(30,530)	(13,267)	(2,779)	(19,640)

Net income (loss)	$20,514	$(1,504)	$14,885	$36,021	$(2,978)

Operating income per common share (a)	$0.47	$0.50	$0.44	$0.49	$0.49
Operating income per common share – assuming dilution (a)	$0.45	$0.48	$0.43	$0.48	$0.47
Earnings (loss) per common share	$0.35	$(0.03)	$0.26	$0.62	$(0.05)
Earnings (loss) per common share – assuming dilution	$0.33	$(0.03)	$0.25	$0.60	$(0.05)

Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	58,564	58,427	58,225	58,143	58,030
Earnings (loss) per common share - assuming dilution	62,498	61,592	61,138	60,946	60,833

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax valuation allowance, gain (loss) on extinguishment of convertible debt, fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor’s understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Capitalization/ Book Value per Share

	September 30, 2010	December 31, 2009
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$327,740	$316,468
Subordinated debentures payable to subsidiary trusts	268,397	268,347
Total debt	596,137	584,815

Total stockholders’ equity	1,046,389	754,623

Total capitalization	1,642,526	1,339,438
Accumulated other comprehensive (income) loss (AOCL)	(201,771)	30,456
Total capitalization excluding AOCL (a)	$1,440,755	$1,369,894

Total stockholders’ equity	$1,046,389	$754,623
Accumulated other comprehensive (income) loss	(201,771)	30,456
Total stockholders’ equity excluding AOCL (a)	$844,618	$785,079

Common shares outstanding (b)	58,051,299	57,698,687

Book Value per Share: (c)
Book value per share including AOCL	$18.03	$13.08
Book value per share excluding AOCL (a)	$14.55	$13.61

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	22.7%	23.1%
Adjusted debt / Total capitalization	26.4%	27.7%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL. Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe these non-GAAP financial measures provide useful supplemental information.

(b)
Common shares outstanding include shares held by the NMO Deferred Compensation Trust: 2010 -1,855,835 shares; 2009 - 2,022,800 shares and exclude unallocated shares held by ESOP: 2010 - 497,527 shares; 2009 - 527,272 shares.

(c)
Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

(d)
Debt-to-capital ratios are computed using total capitalization excluding AOCL. Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Annuity Deposits by Product Type

	Nine Months Ended September 30,		Year Ended December 31,
Product Type	2010	2009	2009
	(Dollars in thousands)
Fixed Index Annuities:
Index Strategies	$1,530,269	$1,163,375	$1,535,477
Fixed Strategy	1,091,296	1,462,926	1,849,833
	2,621,565	2,626,301	3,385,310
Fixed Rate Annuities:
Single-Year Rate Guaranteed	197,144	76,878	113,511
Multi-Year Rate Guaranteed	295,526	74,436	178,737
	492,670	151,314	292,248
Total before coinsurance ceded	3,114,235	2,777,615	3,677,558
Coinsurance ceded	402,297	514,620	749,260
Net after coinsurance ceded	$2,711,938	$2,262,995	$2,928,298

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Account Values at September 30, 2010

	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Fixed Index Annuities	14.3	10.9	15.9%	$17,130,580	90.6%
Single-Year Fixed Rate Guaranteed Annuities	10.9	4.4	7.1%	1,284,051	6.8%
Multi-Year Fixed Rate Guaranteed Annuities	6.7	2.3	5.0%	495,227	2.6%

Total	13.9	10.3	15.0%	$18,909,858	100.0%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$344,144	$324,952
0.0% < 2.0%	34,953	49,418
2.0% < 3.0%	79,013	95,453
3.0% < 4.0%	41,939	129,580
4.0% < 5.0%	212,424	388,795
5.0% < 6.0%	58,680	342,302
6.0% < 7.0%	189,218	290,888
7.0% < 8.0%	63,837	275,558
8.0% < 9.0%	172,043	230,289
9.0% < 10.0%	212,464	388,657
10.0% or greater	370,563	14,614,688
	$1,779,278	$17,130,580

	Fixed and	Weighted
	Fixed Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$653,797	0.00%
2010	66,773	2.62%
2011	280,302	2.85%
2012	424,823	4.08%
2013	590,965	4.95%
2014	623,638	6.10%
2015	630,580	7.82%
2016	781,456	9.14%
2017	915,763	10.31%
2018	891,952	12.44%
2019	646,221	12.94%
2020	798,666	13.90%
2021	620,723	15.17%
2022	1,115,376	17.36%
2023	4,041,127	19.58%
2024	3,448,708	19.59%
2025	1,245,512	19.60%
2026	1,119,649	19.98%
2027	13,827	20.00%
	$18,909,858	15.02%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,566,441	$17,108,774
Multi-year (3 - 5 years)	212,837	21,806
	$1,779,278	$17,130,580

ULTIMATE MINIMUM GUARANTEE RATE:
2.00%	$267,366	$1,156
2.20%	4,336	76,639
2.25%	6,016	4,310,733
2.25% (3)	190,671	983,585
3.00% (4)	1,246,221	1,412,684
3.00% (5)	–	9,930,712
3.50% (6)	–	415,071
4.00%	64,668	–
	$1,779,278	$17,130,580

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (7) (8):
No differential	$64,978	$1,872
› 0.0% - 0.5%	1,056,816	1,443,148
› 0.5% - 1.0% (9)	298,200	1,150,881
› 1.0% - 1.5% (9)	75,110	50,130
› 1.5% - 2.0%	134,098	2,875
› 2.0% - 2.5%	20,463	–
› 2.5% - 3.0%	49,906	–
Greater than 3.0%	2,318	–
2.00% ultimate guarantee - 2.96% wtd avg interest rate (10)	77,389	–
2.25% ultimate guarantee - 2.98% wtd avg interest rate (10)	–	1,280,840
3.00% ultimate guarantee - 3.21% wtd avg interest rate (10)	–	2,885,147
Cumulative floor	–	10,315,687
	$1,779,278	$17,130,580

(1)	In addition, $966,473 (54%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)
The contract features for substantially all of the Fixed Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Fixed Index Annuities Account Value are reset every two years.

(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)	Products have a guarantee of 3.00% on 100% of the premium.
(5)	Products have a guarantee of 3.00% on less than 100% of the premium.
(6)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(7)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(8)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 179 basis points.

(9)
$190,671 of Fixed Annuities Account Value have a guarantee of 2.25% for the first 10 years and 3% thereafter.  They may reset beginning in 2014. $674,769 of Index Annuities Account Value is in fixed rate strategies that have a guarantee of 2.25% for the first 10 years and 3% thereafter.  They may reset beginning in 2014.

(10)	The minimum guaranteed interest rate for the fixed rate or the fixed rate strategy is 1.0%. The ultimate guaranteed rate is applied on less than 100% of the premium.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Spread Results

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009
Average yield on invested assets	6.08%	6.32%	6.30%
Cost of money:
Aggregate	2.92%	3.29%	3.26%
Cost of money for fixed index annuities	2.87%	3.27%	3.24%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.26%	3.26%	3.26%
Multi-year rate guaranteed	3.75%	3.90%	3.88%
Investment spread:
Aggregate	3.16%	3.03%	3.04%
Fixed index annuities	3.21%	3.05%	3.06%
Fixed rate annuities:
Annually adjustable	2.82%	3.06%	3.04%
Multi-year rate guaranteed	2.33%	2.42%	2.42%

Summary of Invested Assets

	September 30, 2010		December 31, 2009
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$3,698	–	$3,310	–
United States Government sponsored agencies	4,366,314	23.7%	5,557,971	36.2%
United States municipalities, states and territories	1,261,070	6.8%	355,634	2.3%
Corporate securities	6,578,478	35.7%	3,933,198	25.6%
Residential mortgage backed securities	2,728,841	14.8%	2,489,101	16.2%
Total fixed maturity securities	14,938,401	81.0%	12,339,214	80.3%
Equity securities	82,172	0.4%	93,086	0.6%
Mortgage loans on real estate	2,528,459	13.7%	2,449,778	15.9%
Derivative instruments	283,920	1.5%	479,272	3.1%
Short term investments	599,961	3.3%	–	–
Other investments	19,810	0.1%	12,760	0.1%
	$18,452,723	100.0%	$15,374,110	100.0%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Credit Quality of Fixed Maturity Securities - September 30, 2010

NAIC Designation	Carrying Amount	Percent	Rating Agency Rating	Carrying Amount	Percent
(Dollars in thousands)				(Dollars in thousands)

1	$10,862,015	72.6%	Aaa/Aa/A	$10,234,520	68.4%
2	3,703,832	24.8%	Baa	3,380,406	22.6%
3	328,772	2.2%	Ba	309,816	2.1%
4	32,079	0.2%	B	102,210	0.7%
5	4,200	0.1%	Caa and lower	903,946	6.1%
6	7,503	0.1%	In or near default	7,503	0.1%
	$14,938,401	100.0%		$14,938,401	100.0%

Watch List Securities - September 30, 2010

General Description	Amortized Cost	Unrealized Losses	Fair Value	Months Below Amortized Cost

Corporate bonds:
Finance, insurance and real estate companies	$6,012	$(805)	$5,207	35 - 42
U.S. retail company	10,481	(1,331)	9,150	64
	$16,493	$(2,136)	$14,357

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Summary of Residential Mortgage Backed Securities

Collateral Type	NAIC Designation	Principal Amount	Amortized Cost	Fair Value
		(Dollars in thousands)
OTTI has not been recognized
Government agency	1	$67,103	$66,390	$73,631
Prime	1	1,818,274	1,722,604	1,761,936
	2	26,291	24,730	24,499
	3	21,474	21,145	18,795
	4	10,627	10,195	10,347
Alt-A	1	55,282	54,732	52,375
	2	5,123	5,219	4,304
		$2,004,174	$1,905,015	$1,945,887
OTTI has been recognized
Prime	1	$226,865	$205,822	$180,883
	2	195,252	185,801	159,643
	3	69,651	65,530	61,645
Alt-A	1	269,492	232,093	213,585
	2	160,021	137,310	117,387
	3	71,622	59,857	47,112
	6	4,899	4,238	2,699
		$997,802	$890,651	$782,954
Total by collateral type
Government agency		$67,103	$66,390	$73,631
Prime		2,368,434	2,235,827	2,217,748
Alt-A		566,439	493,449	437,462
		$3,001,976	$2,795,666	$2,728,841
Total by NAIC designation
	1	$2,437,016	$2,281,641	$2,282,410
	2	386,687	353,060	305,833
	3	162,747	146,532	127,552
	4	10,627	10,195	10,347
	6	4,899	4,238	2,699
		$3,001,976	$2,795,666	$2,728,841

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Mortgage Loans by Region and Property Type

	September 30, 2010		December 31, 2009
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$580,822	22.9%	$560,256	22.9%
Middle Atlantic	164,084	6.5%	168,246	6.9%
Mountain	399,951	15.8%	388,940	15.8%
New England	43,165	1.7%	44,541	1.8%
Pacific	238,125	9.4%	216,382	8.8%
South Atlantic	498,266	19.6%	464,077	18.9%
West North Central	398,664	15.7%	410,883	16.7%
West South Central	212,594	8.4%	201,719	8.2%
	$2,535,671	100.0%	$2,455,044	100.0%
Loan loss allowance	(7,212)		(5,266)
	$2,528,459		$2,449,778

Property type distribution
Office	$672,909	26.6%	$664,701	27.1%
Medical Office	157,852	6.2%	145,390	5.9%
Retail	563,801	22.2%	564,023	23.0%
Industrial/Warehouse	626,743	24.7%	610,279	24.9%
Hotel	151,834	6.0%	155,594	6.3%
Apartments	136,764	5.4%	122,854	5.0%
Mixed use/other	225,768	8.9%	192,203	7.8%
	$2,535,671	100.0%	$2,455,044	100.0%
Loan loss allowance	(7,212)		(5,266)
	$2,528,459		$2,449,778

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266

Inquiries:

D.J. Noble, Executive Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Executive Vice President and Secretary
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman, Chief Financial Officer and Treasurer
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

				Dividend
	High	Low	Close	Declared
2010
First Quarter	$10.99	$6.65	$10.65	$0.00
Second Quarter	$11.64	$8.53	$10.32	$0.00
Third Quarter	$11.19	$9.19	$10.24	$0.00

2009
First Quarter	$7.40	$2.96	$4.16	$0.00
Second Quarter	$8.86	$4.01	$5.58	$0.00
Third Quarter	$8.65	$5.24	$7.02	$0.00
Fourth Quarter	$8.40	$6.10	$7.44	$0.08

2008
First Quarter	$10.21	$6.82	$9.28	$0.00
Second Quarter	$11.63	$7.61	$8.15	$0.00
Third Quarter	$10.75	$7.27	$7.50	$0.00
Fourth Quarter	$7.75	$3.65	$7.00	$0.07

Transfer Agent:

Computershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2010

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

Paul Sarran, Mark Finkelstein
Macquarie (USA) Equities Research
(312) 660-9137 paul.sarran@macquarie.com
(312) 660-9179 mark.finkelstein@macquarie.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com

Edward Shields
Sandler O’Neill & Partners
(312) 281-3487
eshields@sandleroneill.com

Mark Hughes
SunTrust Robinson Humphrey
(615) 748-5680
mark_hughes@rhco.com